Exhibit 5.1

July 21, 2026

Natural Gas Services Group, Inc.
601 State Street, Suite 400
Southlake, Texas 76092

Ladies and Gentlemen:

We have acted as counsel to Natural Gas Services Group, Inc., a Texas corporation (the “Company”), which is the converted entity (for purposes of Title 1, Article 10, Subchapter C of the Texas Business Organizations Code) in the conversion of Natural Gas Services Group, Inc., a Colorado corporation (the “Colorado Corporation”), into a Texas corporation (the “Conversion”) pursuant to the Certificate of Conversion filed with the Texas Secretary of State, including the related Plan of Conversion (the “Texas Certificate of Conversion”), and the Statement of Conversion filed with the Colorado Secretary of State, including the related Plan of Conversion (the “Colorado Statement of Conversion”), in connection with the Company’s Registration Statements on Form S-8 (File Nos. 333-212411, 333-232269, 333-266100 and 333-288367) (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission on July 6, 2016, June 21, 2019, July 12, 2022 and June 27, 2025, respectively, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the 1998 Stock Option Plan, as amended and restated, and the Natural Gas Services Group, Inc. 2019 Equity Incentive Plan, as amended (collectively, the “Plans”). This opinion letter is being delivered at your request pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Plans; (ii) the Registration Statements; (iii) the Company’s certificate of formation (the “Certificate of Formation”) and the Company’s bylaws, each as currently in effect; (iv) the Texas Certificate of Conversion and the Colorado Statement of Conversion; and (v) such other documents and records (including resolutions of the Company’s Board of Directors and any committee thereof) as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed without independent verification that (a) prior to the Conversion, the Colorado Corporation took all corporate action required under the laws of the State of Colorado to authorize the Plans and the performance by the Company of its obligations thereunder, including the issuance of Shares and (b) after any issuance of any Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement, or otherwise, including pursuant to the Plans, will not exceed the total number of shares of Common Stock then authorized under the Certificate of Formation. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company, including the Texas Certificate of Conversion, certified by the Texas Secretary of State on July 21, 2026, the Colorado Statement of Conversion, certified by the Colorado Secretary of State on July 21, 2026, and a Certificate of Fact with respect to the Company’s existence as a corporation, certified by the Texas Secretary of State on July 21, 2026.

Based upon and subject to the foregoing, we are of the opinion that the Shares covered by the Registration Statements, when issued and sold pursuant to the terms and conditions of the applicable Plan, and as contemplated in the applicable Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Texas, and we do not express any opinion herein concerning any other law.

Exhibit 5.1
Our opinion herein is rendered as of the date of this opinion letter, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may come to our attention and that may alter, affect or modify such opinion. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K, incorporated by reference into the Registration Statements, and to the reference to our firm in the Registration Statements. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Jones & Keller, P.C.